As filed with the Securities and Exchange Commission on August 3, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 3, 2010 (July 30, 2010)

TRIANGLE PETROLEUM CORPORATION
(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-51321 (Commission file number)	98-0430762 (I.R.S. Employer Identification No.)

1625 Broadway, Suite 780, Denver, CO 80202
(Address of principal executive offices)

Registrant's telephone number, including area code: (303) 260-7125

Suite 1250, 521-3rd Avenue SW Calgary, Alberta, Canada T2P 3T3
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 30, 2010, Triangle Petroleum Corporation (the “Company”) priced a private offering (the “Private Offering”) of shares of its common stock (“Common Shares”) and entered into subscription and registration rights agreements with certain accredited investors for the private placement of 2,044,187 newly-issued Common Shares at a purchase price of $0.43 per share, with net proceeds expected to be approximately $836,000.  Under the subscription and registration rights agreements, subject to certain restrictions and limitations, the Company agreed to permit investors to include Common Shares purchased in the Private Offering in any registration statement filed by the Company with the Securities and Exchange Commission (“SEC”) (other than on Forms S-4 or S-8) within 6 months of the closing of the Private Offering to register Common Shares for the Company’s own account or for the account of any other stockholder.

The foregoing description of the subscription and registration rights agreements is subject to, and qualified in its entirety by, the form of such agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

As described in Item 1.01 above, the Company will sell the Common Shares in the Private Offering pursuant to the provisions of the subscription and registration rights agreements into which it has entered with accredited investors.  The Common Shares are being offered and sold in reliance on the private placement exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder (“Regulation D”).  The Company has relied on this exemption based on applicable facts, including that (i) the offers and sales were made to a limited number of persons, all of whom represented that they are “accredited investors” (as such term is defined in Regulation D), (ii) no general solicitation or advertising having been used in connection with the Private Offering and sale of the Common Shares and (iii) the investors’ representations that they are acquiring the Common Shares for investment only.

The Common Shares are not registered under the Securities Act, and therefore may not be offered or sold absent registration or an applicable exemption from registration.  This is not an offer to sell or a solicitation of an offer to buy any security, nor is this an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which such offer or sale would be unlawful.

Item 8.01.  Other Events.

In connection with the Private Offering, the Company disclosed non-public information to potential investors in a confidential private placement memorandum.  The persons who received these materials were subject to nondisclosure obligations prior to this disclosure.  Excerpts of the non-public portions of the confidential private placement memorandum are attached hereto as Exhibit 99.1.

Because not all of the information contained in the confidential private placement memorandum is included in this Report, certain cross references and defined terms may not appear in Exhibit 99.1.

The Company makes no admission as to the materiality of any information in this Report pursuant to Item 8.01, including Exhibit 99.1, or that any such information includes material investor information that is not otherwise publicly available.

The information filed in this Report pursuant to Item 8.01, including the information contained in Exhibit 99.1, is summary information that is intended to be considered in the context of the Company’s SEC filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company disclaims any current intention to revise or update the information filed in this Report pursuant to Item 8.01, including the information contained in Exhibit 99.1, although the Company may do so from time to time as its management believes is warranted.  Any such updating may be made through the furnishing or filing of other reports or documents with the SEC, through press releases or through other public disclosure.  The information filed in this Report pursuant to Item 8.01, including the information contained in Exhibit 99.1, is neither an offer to sell nor a solicitation of an offer to buy any of the shares of common stock in the Private Offering.

A copy of the press release announcing the pricing of the Common Shares in the Private Offering is filed and attached hereto as Exhibit 99.2, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No. _______	Description ________

10.1	Form of Subscription and Registration Rights Agreement
99.1	Excerpts from Confidential Private Placement Memorandum dated July 28, 2010
99.2	Press Release dated August 2, 2010 Announcing Pricing of Offering of Common Shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2010	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Jonathan Samuels
Jonathan Samuels
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

10.1	Form of Subscription and Registration Rights Agreement
99.1	Excerpts from Confidential Private Placement Memorandum dated July 28, 2010
99.2	Press Release dated August 2, 2010 Announcing Pricing of Private Placement